UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2019

VYSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53754	20-2027731
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
101 Aylesbury Rd. Worcester, MA	01609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 791-9114

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Item 1.01.	Entry into a Material Definitive Agreement.

(ab)             On July 18, 2019, Vystar Corporation entered into a Stock Purchase Agreement in which it purchased a 58% ownership interest in Murida Furniture Co., Inc. d/b/a/ Rotmans Furniture (“Rotmans”). The purchase price for the shares was $2,030,000 paid through four different unsecured promissory notes, all of which accrue interest at a 5% interest rate. Two of the notes, representing $1,522,500, are convertible into shares of common stock at a fifty percent (50%) discount from value as the time of conversion, subject to certain pre-conversion milestones. Steven Rotman, President of Vystar, is President of Rotmans and a 42% stockholder who was one of the stockholders who sold his shares.

On July 18, 2019, Vystar Corporation entered into a $3 million loan facility with Fidelity Co-operative Bank, whereby it and Rotmans executed a Master Credit Agreement, a $3,000,000 Revolving Demand Line of Credit Note and a Master Security Agreement, among other documents. The Master Credit Agreement is attached as Exhibit 10.2; the $3,000,000 Revolving Demand Line of Credit Note is attached as Exhibit 10.3; and the Master Security Agreement is attached as Exhibit 10.4. As a demand note, the creditor may make for demand for payment at any time. Absent an extension, the line will be reduced to $2.5 million in September 2019.

The Stock Purchase Agreement is attached as Exhibit 10.1 and the Press Release announcing these matters is attached as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Vystar Corporation additionally borrowed $110,000 from Mr. Steven Rotman and $75,000 from Mr. Gregory Rotman, as reflected by two 8% unsecured promissory notes.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference.

Steven Rotman personally guaranteed the Fidelity Co-operative Bank loan facility. As consideration for his guaranty, he was granted rights to preferred stock. The preferred stock has a redemption right (for 299 shares) for $75,000 after two years and voting rights equal to 40% of the voting class taken with all other classes of stock. Vystar Corporation intends to file a Certificate of Designations to create the preferred class, after which Mr. Rotman will receive his preferred shares.

Five other stockholders (some of whom are affiliates of Vystar Corporation) who delivered a guarantee of $500,000 were granted rights to a separate class of preferred stock, which rights include a redemption right of $100,000 after two years and voting rights equal to 20% of the voting class taken with all other classes of stock. Vystar Corporation intends to file one or more Certificates of Designations to create the preferred class, after which the guarantors will receive their preferred shares.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 3.02 is incorporated herein by reference.

Voting rights of common stock holders have been modified; all matters shall require additional approval of holders of the class of preferred stock.

Item 5.01 Changes in Control of Registrant

The information set forth in item 3.02 and Item 3.03 are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 17, 2019 the Board ratified an Amendment to the Articles of Incorporation which increased the authorized shares to 1.5 billion shares of common stock, and 15 million shares set aside for preferred stock. A copy of the Articles of Incorporation, as amended, is attached as Exhibit 2.1. The amendment for the increase in authorized shares was approved by the stockholders on December 31, 2018.

Vystar Corporation intends to file a Certificate of Designations with respect to two classes of preferred stock. The rights of the preferred stock are as set forth in Item 3.02, incorporated herein by reference.

Item 9.01.	Exhibits.

(a)	Vystar Corporation intends to file by amendment to this Current Report the required financial statements no later than 71 calendar days after the date the initial report on Form 8-K must be filed.

(d)

Exhibit Number	Description

2.1	Articles of Incorporation, as amended

10.1	Stock Purchase Agreement dated July 18, 2019

10.2	Master Credit Agreement dated July 18, 2019

10.3	$3,000,000 Revolving Demand Line of Credit Note dated July 18, 2019

10.4	Master Security Agreement dated July 18, 2019

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

Date: July 19, 2019	By:	/s Steven Rotman
	Name:	Steven Rotman
	Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Articles of Incorporation, as amended

10.1	Stock Purchase Agreement dated July 18, 2019

10.2	Master Credit Agreement dated July 18, 2019

10.3	$3,000,000 Revolving Demand Line of Credit Note dated July 18, 2019

10.4	Master Security Agreement dated July 18, 2019

99.1	Press Release